Exhibit 10.4

BANNER CORPORATION
2014 OMNIBUS INCENTIVE PLAN

[FORM OF] STOCK APPRECIATION RIGHT AWARD
AGREEMENT [STOCK SETTLED]

SAR No. _______________                                                                           Grant Date: _______________

This Stock Appreciation Right Award (“SAR”) is granted by Banner Corporation (“Company”) to [Name] (“SAR Holder”) in accordance with the terms of this Stock Appreciation Right Award Agreement (“Agreement”) and subject to the provisions of the Banner Corporation 2014 Omnibus Incentive Plan, as amended from time to time (“Plan”).  The Plan is incorporated herein by reference.

1.
SAR Award.  The Company grants to SAR Holder SARs to purchase [Number] Shares at an Exercise Price of $[Number] per Share.  Each SAR gives the SAR Holder a right to receive a payment in Shares with an aggregate Fair Market Value on the exercise date equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the Exercise Price of the SAR.  No fractional shares or cash in lieu of fractional shares shall be issued.  These SARs are subject to forfeiture until they vest and to limits on transferability, as provided in Sections 5 and 6 of this Agreement and in Article VI of the Plan.

2.	Vesting Dates: The SARs shall vest as follows, subject to earlier vesting in the event of a termination of Service as provided in Section 6 or a Change in Control as provided in Section 7:

SARs for
Vesting Date	Number of Shares Vesting

3.
Exercise:  The SAR Holder (or in the case of the death of the SAR Holder, the designated legal representative or heir of the SAR Holder) may exercise the SARs during the Exercise Period by giving written notice to the [include appropriate officer] in the form required by the Committee (“Exercise Notice”).  The Exercise Notice must specify the number of Shares to be purchased, which shall be at least 100 unless fewer shares remain unexercised.  The exercise date is the date the Exercise Notice is received by the Company.  The Exercise Period commences on the Vesting Date and expires at 5:00 p.m., pacific time, on the date 10 years after the Grant Date (the “Expiration Date”), subject to earlier expiration in the event of a termination of Service as provided in

Section 6. Any SARs not exercised as of the close of business on the last day of the Exercise Period shall be canceled without consideration at that time.

4.
Related Awards:  These SARs [are not related to any other Award under the Plan.] or [are related to stock options granted on the Grant Date and designated ISO or NQSO Nos. ___.  To the extent any of the related stock options are exercised, the SARs shall terminate with respect to the same number of Shares.]

5.
Transferability.  The SAR Holder may not sell, assign, transfer, pledge or otherwise encumber any SARs, except in the event of the SAR Holder’s death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order.  The Committee, in its sole and absolute discretion, may allow the SAR Holder to transfer one or more SARs to the SAR Holder’s Family Members, as provided in the Plan.

6.
Termination of Service.  If the SAR Holder terminates Service for any reason other than in connection with a Change in Control or the death or Disability of the SAR Holder, any SARs that have not vested as of the date of that termination shall be forfeited to the Company, and the Exercise Period of any vested SARs shall expire three months after that termination of Service (but in no event after the Expiration Date), except where that termination of Service is due to Retirement, in which case the Exercise Period of any vested SARs shall expire one year after that termination of Service (but in no event after the Expiration Date)[this clause is optional], or in the case of a Termination for Cause, in which case all SARs held by the SAR Holder shall expire immediately.  If the SAR Holder’s Service terminates on account of the SAR Holder’s death or Disability, the Vesting Date for all SARs that have not vested or been forfeited shall be accelerated to the date of that termination of Service, and the Exercise Period of all SARs shall expire one year after that termination of Service (but in no event after the Expiration Date). [Post-termination exercise period may be modified at Committee’s election except with respect to a Termination for Cause.]

7.
Effect of Change in Control.  If a Change in Control occurs prior to the Vesting Date of a SAR that is outstanding on the date of the Change in Control, and the SAR Holder experiences an Involuntary Separation from Service during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested SAR shall be accelerated to the date of the SAR Holder’s Involuntary Separation from Service.  Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding SAR or replace the outstanding SAR with an award that is determined by the Committee to be at least equivalent in value to such outstanding SAR on the date of the Change in Control, then the Vesting Date of such outstanding SAR shall be accelerated to the earliest date of the Change in Control.  [May be modified at Committee’s election for 280G planning purposes for executive officers, or for directors holding 1% or more of the Company’s outstanding stock.]

8.	SAR Holder’s Rights. The SARs awarded hereby do not entitle the SAR Holder to any rights of a stockholder of the Company.

9.
Delivery of Shares to SAR Holder.  Promptly after receipt of an Exercise Notice, the Company shall issue and deliver to the SAR Holder (or other person validly exercising the SAR) a certificate or certificates representing the Shares of Common Stock being purchased, or evidence of the issuance of such Shares in book-entry form, registered in the name of the SAR Holder (or such other person), or, upon request, in the name of the SAR Holder (or such other person) and in the name of another person in such form of joint ownership as requested by the SAR Holder (or such other person) pursuant to applicable state law.  The Company’s obligation to deliver a stock certificate or evidence of the issuance of Shares in book-entry form for Shares purchased upon the exercise of an SAR can be conditioned upon the receipt of a representation of investment intent from the SAR Holder (or the SAR Holder’s Beneficiary) in such form as the Committee requires.  The Company shall not be required to deliver stock certificates or evidence of the issuance of Shares in book-entry form for Shares purchased prior to: (a) the listing of those Shares on the Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.

10.
Adjustments in Shares.  In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of Shares or class of securities of the Company covered by the SARs or the Exercise Price of the SARs.  The SAR Holder agrees to execute any documents required by the Committee in connection with an adjustment under this Section 10.

11.	Tax Withholding. The Company shall retain or sell without notice, a sufficient number of Shares to cover the minimum amount of any tax that the Company is required to withhold.

12.
Plan and Committee Decisions are Controlling.  This Agreement, the award of SARs to the SAR Holder and the issuance of Shares upon the exercise of the SARs are subject in all respects to the provisions of the Plan, which are controlling.  Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan.  All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement, the award of SARs or the issuance of Shares upon the exercise of the SARs shall be binding and conclusive upon the SAR Holder, any Beneficiary of the SAR Holder or the legal representative thereof.   The Grantee acknowledges and agrees that this Award and receipt of any Shares hereunder by any person is subject to (a) Plan Section 13.10, including possible reduction, cancellation, forfeiture or recoupment (clawback), and (b) any policies which the Company may adopt in furtherance of any regulatory requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

13.
SAR Holder’s Employment.  Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the SAR Holder’s service or employment as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services or employment of the SAR Holder.

14.	Tax Status. The SARs are intended to comply with the provisions of Treasury Regulations Section 1.409A-1(b)(5)(i)(B), so as to not be subject to Section 409A of the Code.

15.
Amendment.  The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the SAR Holder without the SAR Holder’s written consent.  To the extent permitted by applicable laws and regulations, the Committee shall have the authority, in its sole discretion but with the permission of the SAR Holder, to accelerate the vesting of the Shares or remove any other restrictions imposed on the SAR Holder with respect to the Shares, whenever the Committee may determine that such action is appropriate.

16.
SAR Holder Acceptance.  The SAR Holder shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BANNER CORPORATION

By ________________________________
Its ________________________________

ACCEPTED BY SAR HOLDER

___________________________________
(Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)

___________________________________
(City, State & Zip Code)

Beneficiary Designation:

The SAR Holder designates the following Beneficiary to receive the Shares upon the SAR Holder’s death: